UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007

NORCROSS SAFETY PRODUCTS L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-110531	61-1283304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2001 Spring Road, Suite 425, Oak Brook, Illinois 60523
(Address of Principal executive offices, including  Zip Code)

(630) 572-5715
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check     the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers.

Muzzafar Mirza, a member of our board of managers since July 2005, died on Saturday, March 10, 2007.  Mr. Mirza was not a member of any committees of our board of managers.

Effective March 16, 2007, Matthew Satnick was appointed to the board of managers. Mr. Satnick has been an Associate at Odyssey Investment Partners, LLC (“Odyssey”) since 2004.  Odyssey is the General Partner of Odyssey Investment Partners Fund III, LP, which owns approximately 75% of the capital stock of the Company.  Prior to joining Odyssey, Mr. Satnick was an Associate at Saunders Karp & Megrue (“SKM”), where he actively managed middle-market private equity investments. Prior to SKM, he was an Analyst at Lazard Fréres in the Restructuring Group, where he focused on advising financially distressed companies.  The Company has not yet determined whether Mr. Satnick will sit on any committees of our board of managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORCROSS SAFETY PRODUCTS L.L.C.

	.	By:	/s/ David F. Myers, Jr
Date: March 16, 2007		Name:	David F. Myers, Jr.
		Title:	Executive Vice President, Chief Financial Officer, Secretary and Manager